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                                                                       Exhibit A

                          JOINT FILING AGREEMENT                  Conformed Copy

     We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


Dated: December 10, 1998                           TELENOR EAST INVEST AS

                                                  By   /s/ Henrik Torgersen
                                                       --------------------
                                                       Henrik Torgersen
                                                       Attorney-in-Fact

                                                  TELENOR AS

                                                  By   /s/ Henrik Torgersen
                                                       --------------------
                                                       Henrik Torgersen
                                                       Attorney-in-Fact